EXHIBIT 99.1
Ranger Energy Services, Inc. Announces Q2 2020 Results
HOUSTON, TX--(July 23, 2020) - Ranger Energy Services, Inc. (NYSE: RNGR) (“Ranger” or the “Company”) announced today its results for its fiscal quarter ended June 30, 2020.
–Cash flow from operations of $16 million

–Net debt reduction of $15 million

–Q2 Gross profit margin exceeded Q1 performance

–Aggressive cost cutting and market share gains helped offset the impact of declining activity

Consolidated Financial Highlights
Revenues decreased $50.3 million, or 62%, to $30.7 million in Q2, from $81.0 million in Q1. Revenue declines took place across all segments.
Net income decreased $11.7 million, from net income of $2.8 million in Q1, to a net loss of $8.9 million in Q2. The decrease in net income was largely driven by lower revenues partially offset by a reduction in cost of services.
Adjusted EBITDA1 decreased $8.2 million from $11.4 million in Q1 to $3.2 million in Q2.
CEO Comments
“Despite the speed and intensity of the recent downturn, our management team’s extraordinary efforts allowed us to deliver Q2 results that featured both positive EBITDA and positive cash flow alongside near stable sequential segment margins.

As discussed last quarter, when market conditions changed late Q1, our team aggressively took the difficult, yet necessary steps in response. We immediately downsized our organization to match the requirements of current activity levels. Our revenue decreased 62%, we reduced our staffing levels by 60% and total payroll expense by 70% when including the full impact of our salary and wage cuts for all current employees.

Although our decline in activity was significant, I am very pleased with our performance relative to the overall OFS market. As our customers have contracted their operations, we have several examples of being the sole service provider for their remaining work resulting in market share percentage gains. Our Q2 results are a reflection of our high quality operations and disciplined cost management. We maintained positive adjusted EBITDA and cash flow through each month of the quarter. Our two largest business lines; High Spec Rigs and Wireline were able to hold segment level margins at pre-downturn levels. An exceptional achievement reflecting the success of our management team’s efforts through this downturn.
1 “Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). A Non-GAAP supporting schedule is included with the statements and schedules attached to this press release and can also be found on the Company's website at: www.rangerenergy.com.

Reducing costs in real-time against the revenue decline allowed us to reap the full benefit of a reduction in working capital. As a result, we were able to reduce our net debt by $15.1 million over the course of the quarter.

As we look forward, what we had already thought of as a lean, efficient organization is now even more so. Maintaining our new level of efficiency and increasing market share will pay dividends as we ramp our operations back to higher activity levels.

While still too early to call a recovery underway, our High Spec Rig and Wireline businesses did see activity move higher off of a late May trough.

With much of the heavy lifting of internal restructuring now complete, our attention has fully moved back externally with a focus on both further development of new customer relationships and ongoing consolidation efforts.

On the new customer front, we have seen incremental Wireline deployments with a new customer, made progress on a new contractual agreement with a High Spec Rig customer along with the potential for a meaningfully expanded Processing solutions customer base.

As to consolidation, historically we have taken a particularly disciplined approach to merger and acquisition opportunities and do not expect that mindset to change. However, we do note that the opportunity set today is a multiple of what it was at the beginning of the year and post downturn feel that the likelihood of executing an attractive transaction has materially increased.

While we continue to work through an extraordinarily challenging period in our industry, our team members are up for this challenge and we expect to consolidate our position of strength as we move toward an industry recovery.”

Business Segment Financial Results
High Specification Rigs
High Specification Rigs segment revenue decreased by $23.5 million, to $11.4 million in Q2 from $34.9 million in Q1 2020. The decrease in revenues was driven by a 61% decline in rig hours to 24,600 hours in Q2 from 62,400 hours in Q1. Hourly average rig rate declined $95, or 17%, to $463 in Q2 from $558 in Q1 on customer mix shift.
Operating loss increased by $3.6 million to a loss of $3.9 million in Q2 from a loss of $0.3 million in Q1. Adjusted EBITDA decreased 66%, or $3.3 million, to $1.7 million in Q2 from $5.0 million in Q1. The decrease in operating loss and Adjusted EBITDA was attributable to reduction in revenues, partially offset by a reduction in cost of services.
Completion and Other Services
Completion and Other Services segment revenue decreased 59%, or $25.6 million, to $17.7 million in Q2 from $43.3 million in Q1 2020. The decrease in revenue for the quarter is attributable to all service lines within the segment, however $20.9 million, or 82%, of the segment decline was related to our Wireline services.

Operating income decreased $7.1 million to $1.8 million in Q2 from $8.9 million in Q1. Adjusted EBITDA decreased 60%, or $7.0 million, to $4.6 million in Q2 from $11.6 million in Q1. The decrease in operating income and Adjusted EBITDA was driven by decreased revenues, partially offset by reductions in the cost of services related to our Wireline services.
Processing Solutions
Processing Solutions revenue decreased 43% or $1.2 million, to $1.6 million in Q2 from $2.8 million in Q1 2019. The decrease was driven primarily by a reduction in service revenue along with reduced MRU utilization, within the segment.
Operating income decreased $0.8 million to a loss of $0.1 million in Q2 from income of $0.7 million in Q1. Adjusted EBITDA decreased 8%, or $0.1 million, to $1.2 million in Q2 from $1.3 million in Q1. The decrease in operating income is attributable to a catch up in depreciation expense in Q2.
Liquidity
We ended the quarter with $11.1 million of liquidity, consisting of $5.1 million of capacity available on our revolving credit facility and $6.0 million of cash. The Q2 cash ending balance of $6.0 million compares to $11.4 million at the end of Q1 2020. Currently, our liquidity approximated $11.1 million.
Debt
We ended Q2 with aggregate net debt of $28.0 million, a reduction of $15.1 million as compared to $43.1 million at the end of Q1.
We had an outstanding draw on our revolving credit facility of $5.0 million at the end of Q2 compared to $21.3 million at the end of Q1. During the quarter, we made aggregate payments of $32.0 million on the principal credit facility balance, partially offset by borrowings of $15.7 million.
We had an outstanding balance on our Encina Financing Agreement of $25.2 million at the end of Q1 and we made aggregate payments of $2.5 million during Q2, leaving a principal balance of $22.7 million at the end of Q2.
During Q1, we paid an aggregate $3.6 million to settle the Esco Note Payable balance of $5.8 million and recognized a gain on the retirement of debt of $2.1 million.
Capital Expenditures
Total capital expenditures recorded during the quarter were $0.7 million. Completion and Other Services segment incurred $0.5 million related to previously ordered Wireline trucks and other equipment while Processing Solutions segment incurred $0.2 million. Maintenance capital expense across all segments was$0.2 million for the quarter.
Also, across all segments, $0.1 million of leased vehicles and $0.3 million of other leased equipment were added during the quarter.

Conference Call
The Company will host a conference call to discuss its Q2 2020 results on July 24, 2020 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To join the conference call from within the United States, participants may dial 1-833-255-2829. To join the conference call from outside of the United States, participants may dial 1-412-902-6710. When instructed, please ask the operator to join the Ranger Energy Services, Inc. call. Participants are encouraged to login to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, http://www.rangerenergy.com.
An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing 1-877-344-7529 within the United States or 1-412-317-0088 outside of the United States. The conference call replay access code is 10145814. The replay will also be available in the Investor Resources section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.
About Ranger Energy Services, Inc.
Ranger is an independent provider of well service rigs and associated services in the United States, with a focus on unconventional horizontal well completion and production operations. Ranger also provides services necessary to bring and maintain a well on production. The Processing Solutions segment engages in the rental, installation, commissioning, start-up, operation and maintenance of MRUs, Natural Gas Liquid stabilizer and storage units and related equipment.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements represent Ranger’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ranger’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ranger does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ranger to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings with the Securities and Exchange Commission. The risk factors and other factors noted in Ranger’s filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement.
Company Contact:
J. Brandon Blossman
Chief Financial Officer
(713) 935-8900
Brandon.Blossman@rangerenergy.com

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share amounts)

	Three Months Ended
	June 30, 2020	March 31, 2020
Revenues
High specification rigs	$11.4	$34.9
Completion and other services	17.7	43.3
Processing solutions	1.6	2.8
Total revenues	30.7	81.0

Operating expenses
Cost of services (exclusive of depreciation and amortization):
High specification rigs	10.1	29.9
Completion and other services	13.3	31.7
Processing solutions	0.4	1.5
Total cost of services	23.8	63.1
General and administrative	5.5	5.0
Depreciation and amortization	9.5	8.9
Total operating expenses	38.8	77.0

Operating income (loss)	(8.1)	4.0

Other expenses
Interest expense, net	0.8	1.1
Total other expenses	0.8	1.1

Income before income tax expense	(8.9)	2.9
Tax expense	—	0.1
Net income (loss)	(8.9)	2.8
Less: Net income (loss) attributable to non-controlling interests	(4.0)	1.3
Net income (loss) attributable to Ranger Energy Services, Inc.	$(4.9)	$1.5

Income (loss) per common share
Basic	$(0.58)	$0.17
Diluted	$(0.58)	$0.15
Weighted average common shares outstanding
Basic	8,474,077	8,617,781
Diluted	8,474,077	15,549,684

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	June 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$6.0	$6.9
Accounts receivable, net	16.0	41.5
Contract assets	1.1	1.2
Inventory	2.0	3.8
Prepaid expenses	1.8	5.3
Total current assets	26.9	58.7

Property and equipment, net	206.6	218.9
Intangible assets, net	8.9	9.3
Operating leases, right-of-use assets	5.3	6.5
Other assets	0.4	0.1
Total assets	$248.1	$293.5

Liabilities and Stockholders' Equity
Accounts payable	5.1	13.8
Accrued expenses	8.0	18.4
Finance lease obligations, current portion	4.0	5.1
Long-term debt, current portion	10.0	15.8
Other current liabilities	1.2	2.0
Total current liabilities	28.3	55.1

Operating leases, right-of-use obligations	4.2	4.5
Finance lease obligations	2.3	3.6
Long-term debt, net	16.8	26.6
Other long-term liabilities	1.3	0.7
Total liabilities	$52.9	$90.5

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 per share; 50,000,000 shares authorized; no shares issued or outstanding as of June 30, 2020 and December 31, 2019	—	—
Class A Common Stock, $0.01 par value, 100,000,000 shares authorized; 9,031,495 shares issued and 8,479,668 shares outstanding as of June 30, 2020 and 8,839,788 shares issued and 8,725,851 shares outstanding as of December 31, 2019	0.1	0.1
Class B Common Stock, $0.01 par value, 100,000,000 shares authorized; 6,866,154 shares issued and outstanding as of June 30, 2020 and December 31, 2019	0.1	0.1
Less: Class A Common Stock held in treasury, at cost (551,827 shares as of June 30, 2020 and 113,937 shares as of December 31, 2019)	(3.8)	(0.7)
Accumulated deficit	(11.5)	(8.1)
Additional paid-in capital	121.0	121.8
Total controlling stockholders' equity	105.9	113.2
Non-controlling interest	89.3	89.8
Total stockholders' equity	195.2	203.0
Total liabilities and stockholders' equity	$248.1	$293.5

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

Six Months Ended
June 30, 2020
Cash Flows from Operating Activities
Net loss	$(6.1)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18.4
Equity based compensation	1.7
Gain on retirement of debt	(2.1)
Other costs, net	1.8
Changes in operating assets and liabilities
Accounts receivable	25.4
Contract assets	0.1
Inventory	1.4
Prepaid expenses	3.5
Other assets	(0.2)
Accounts payable	(8.7)
Accrued expenses	(10.4)
Operating lease, right-of-use obligation	(1.1)
Other long-term liabilities	0.5
Net cash provided by operating activities	24.2

Cash Flows from Investing Activities
Purchase of property and equipment	(5.8)
Proceeds from disposal of property and equipment	0.3
Net cash used in investing activities	(5.5)

Cash Flows from Financing Activities
Borrowings under Credit Facility	32.6
Principal payments on Credit Facility	(37.6)
Principal payments on Encina Master Financing Agreement	(5.0)
Principal payments on ESCO Note Payable	(3.6)
Principal payments on financing lease obligations	(2.6)
Repurchase of Class A Common Stock	(3.1)
Shares withheld on equity transactions	(0.3)
Net cash used in financing activities	(19.6)

Decrease in Cash and Cash equivalents	(0.9)
Cash and Cash Equivalents, Beginning of Period	6.9
Cash and Cash Equivalents, End of Period	$6.0

Supplemental Cash Flows Information
Interest paid	$1.7
Supplemental Disclosure of Non-cash Investing and Financing Activity
Capital expenditures	$0.1
Additions to fixed assets through financing leases	$(1.0)
Early termination of financing leases	$0.7

RANGER ENERGY SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Adjusted EBITDA is not a financial measure determined in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before net interest expense, income tax provision (benefit), depreciation and amortization, equity-based compensation, acquisition-related and severance costs, impairment of goodwill, gain or loss on sale of assets and certain other items that we do not view as indicative of our ongoing performance.
We believe Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income or loss in arriving at Adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income or loss determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from Adjusted EBITDA. Our computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. The following tables present reconciliations of net income (loss) to Adjusted EBITDA, our most directly comparable financial measure calculated and presented in accordance with GAAP.
The following tables are a reconciliation of net income to Adjusted EBITDA for the three months ended June 30, 2020 and March 31, 2020, in millions:

	Three Months Ended June 30, 2020
	High Specification Rigs	Completion and Other Services	Processing Solutions	Other	Total
	(in millions)
Net income (loss)	$(3.9)	$1.8	$(0.1)	$(6.7)	$(8.9)
Interest expense	—	—	—	0.8	0.8
Tax expense	—	—	—	—	—
Depreciation and amortization	5.2	2.6	1.3	0.4	9.5
EBITDA	1.3	4.4	1.2	(5.5)	1.4
Equity based compensation	—	—	—	0.9	0.9
Severance and restructuring costs	0.4	0.2	—	0.4	1.0
Gain on retirement of debt	—	—	—	—	—
Gain on disposal of property and equipment	—	—	—	(0.1)	(0.1)
Adjusted EBITDA	$1.7	$4.6	$1.2	$(4.3)	$3.2

	Three Months Ended March 31, 2020
	High Specification Rigs	Completion and Other Services	Processing Solutions	Other	Total
	(in millions)
Net income (loss)	$(0.3)	$8.9	$0.7	$(6.5)	$2.8
Interest expense	—	—	—	1.1	1.1
Tax expense	—	—	—	0.1	0.1
Depreciation and amortization	5.3	2.7	0.6	0.3	8.9
EBITDA	5.0	11.6	1.3	(5.0)	12.9
Equity based compensation	—	—	—	0.8	0.8
Gain on retirement of debt	—	—	—	(2.1)	(2.1)
Gain on disposal of property and equipment	—	—	—	(0.2)	(0.2)
Adjusted EBITDA	$5.0	$11.6	$1.3	$(6.5)	$11.4